Exhibit 10.3
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                           1992 MEREDITH CORPORATION
                         STOCK INCENTIVE PLAN AGREEMENT

                                  NONQUALIFIED
                               STOCK OPTION AWARD

     You have been selected to be a Participant in the 1992 Meredith Corporation Stock Incentive Plan (the "Plan"), as specified below:

     OPTIONEE:   William T. Kerr
     DATE OF GRANT:   July 1, 1996
     DATE OF EXPIRATION:   June 30, 2006
     NUMBER OF SHARES COVERED BY THIS AWARD:   58,300
     OPTION PRICE:   $42.187

THIS DOCUMENT CONSTITUTES PART OF THE PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

     THIS AGREEMENT, effective as of the Date of Grant set forth above, is between Meredith Corporation, an Iowa corporation (the "Company") and the Optionee named above pursuant to the provisions of the Plan. The parties hereto agree as follows:

     1. Grant of Stock Option. The Company hereby grants to Optionee the Option to purchase the number of shares of Common Stock of the Company, $1.00 par value ("Common Stock") set forth above at the stated Option Price, which is 100% of the Fair Market Value on the Date of Grant, subject to the terms and conditions of the Plan and this Agreement.

     2. Exercise of Stock Option. As long as the vesting requirements provided herein are met and the Option has not otherwise terminated or expired, the Optionee may exercise in whole or in part this Option at any time six months after the Date of Grant. All Options shall be vested and exercisable on and after July 1, 2001.

     3. Procedure for Exercise of Options. This Option may be exercised by giving written notice to the Company at its executive offices, addressed to the attention of its Secretary. Such notice (a) shall be signed by the Optionee, his legal representative or a permitted transferee under this Agreement; (b) shall specify the number of full shares then elected to be purchased with respect to the Option; (c) unless a Registration Statement under the Securities Act of 1933 is in effect with respect to the shares to be purchased, shall contain a representation of Optionee that the shares of Common Stock are being acquired by him or her for investment and with no present intention of selling

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or transferring them, and that he or she will not sell or otherwise transfer the shares except in compliance with all applicable securities laws and requirements of any stock exchange upon which the shares of Common Stock may then be listed; (d) shall be accompanied by payment in full of the Option Price of the shares to be purchased; and (e) Optionee's copy of this Agreement.

     The Option Price upon exercise of this Option shall be payable to the Company in full either (a) in cash or its equivalent (acceptable cash equivalents shall be determined at the sole discretion of the Committee); (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total price of the shares for which the Option is being exercised; (c) by a combination of (a) and (b); (d) by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds from the option shares or loan proceeds to pay the exercise price and withholding taxes due to Company; or (e) such other methods of payment as the Committee at its discretion deems appropriate.

     As promptly as practicable after receipt of such notice and payment, the Company shall cause to be issued and delivered to the Optionee, his or her legal representative or permitted transferee under this Agreement, as the case may be, certificates for the shares so purchased, which may, if appropriate, be endorsed with appropriate restrictive legends as determined by the Committee. The Company shall maintain a record of all information pertaining to Optionee's rights under this Agreement, including the number of shares for which this Option is exercisable. If the Option shall have been exercised in full, this Agreement shall be returned to the Company and canceled.

     4. Termination of Employment by Death. If, without having fully exercised this Option, Optionee's employment with the Company is terminated by reason of death, any outstanding Options granted to Optionee that are not exercisable at the date of termination shall become fully exercisable, except for Options granted within six (6) months prior to the date of death, which Options shall become fully exercisable on the next business day after the sixth month anniversary of the Date of Grant. Optionee's beneficiary (or such persons that have acquired Optionee's rights under the Option by will or by the laws of descent and distribution) shall have the same right to exercise this Option as Optionee had during his or her lifetime, for a period ending on the Date of Expiration set forth above.

     5. Termination of Employment by Disability. If, without having fully exercised this Option, Optionee's employment with the Company is terminated by reason of Disability (as determined pursuant to the September 11, 1991, Employment Agreement by and between Kerr and Company, and any successor employment agreement (the "Employment Agreement")), any outstanding Options granted to Optionee that are not exercisable at the date of termination shall

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become fully exercisable, except for Options granted within six (6) months prior to the date of termination, which Options shall become fully exercisable on the next business day after the sixth month anniversary of the Date of Grant. Optionee shall have the same right to exercise this Option as Optionee had during his employment for a period ending on the Date of Expiration set forth above.

     6. Termination of Employment by Retirement. If Optionee's employment with the Company is terminated by reason of Retirement (as defined under the then established rules of the Company's tax-qualified retirement plans), any outstanding options granted to Optionee that are not exercisable at the date of termination shall be forfeited by Optionee and canceled by the Company. If, without having fully exercised this Option, Optionee's employment is terminated by reason of Retirement, Optionee shall have the same right to exercise options that are exercisable on the date of the termination of employment as Optionee had during his or her employment for a period ending on the Date of Expiration set forth above.

     7. Termination of Employment Voluntarily by Kerr or for Due Cause. If, without having fully exercised this Option, Optionee's employment with the Company is terminated by Company for "Due Cause" as defined under Section 9.3 of the Employment Agreement or by Optionee as "Employee Voluntary" as defined under Section 9.5 of the Employment Agreement, any outstanding options granted to Optionee under this Option that are not exercisable at the date of termination shall be forfeited by Optionee and canceled by the Company. Further, Optionee's rights under this Option shall terminate as of the date of the termination of employment, provided, however, that there shall be an exercise period for options that are exercisable at the date of employment termination of up to 30 days after the date of such termination, but such extension period shall not continue beyond the expiration of the term of this Option.

     8. Termination of Employment for Other Reasons. If, without having fully exercised this Option, Optionee's employment with the Company is terminated by Company "At Will" as defined under Section 9.4 of the Employment Agreement, or by Company for other reasons that are treated under the Employment Agreement in the same manner as being "At Will," including, without limitation, failure to renew as discussed under Section 9.8 of the Employment Agreement, or by Optionee for failure by the Company to elect him to the office of Chairman of the Company's Board of Directors effective on or about January 1, 1998, or by Optionee by reason of Optionee not being re-elected to serve as a Director of the Company or as a member of the Executive Committee of the Company's Board of Directors, any outstanding Options granted to Optionee that are not exercisable at the date of termination shall become fully exercisable, except for Options granted within six (6) months prior to the date of termination, which Options shall become fully exercisable on the next business day after the sixth month

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anniversary of the Date of Grant.  Optionee shall have the same right to exercise this Option as Optionee had during his employment for a period ending on the Date of Expiration.

     9. Restrictions on Transfer. This Option may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, Optionee may transfer this Option, in whole or in part, to members of Optionee's immediate family or trusts or family partnerships for the benefit of such persons, provided, that no such transfer may be made prior to the amendment of the Plan to permit such transfers, and provided, further, that Optionee receive the advance written permission of the Company to make such a transfer and to further notify the Company upon the completion of the transfer. Further, this Option shall be exercisable during Optionee's lifetime only by Optionee, Optionee's legal representative or permitted transferee, as provided above.

    10. Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Options, granted under the Plan, as may be determined to be appropriate and equitable by the Committee in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of Shares subject to any Award shall always be rounded to the nearest whole number. Any adjustment of an ISO under this paragraph shall be made in such a manner so as not to constitute a "modification" within the meaning of Section 425(h)(3) of the Code.

    11. Rights as a Stockholder. Optionee shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to this Agreement until such time as the purchase price has been paid and the shares have been issued and delivered to him or her.

    12. Continuation of Employment. This Agreement shall not confer upon Optionee any right to continuation of employment by the Company, nor shall this Agreement interfere in any way with the Company's right to terminate his or her employment at any time.

    13.  Miscellaneous.

        (a) This Agreement and the rights of Optionee hereunder are subject to all the terms and conditions (including Shareholder approval) of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of

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        the Plan.  The Committee shall have the right to impose such restrictions on any shares acquired pursuant to the exercise of this Option, as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such shares.

             It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon Optionee. Any inconsistency between this Agreement and the Plan shall be resolved in favor of the Plan. All terms used herein shall have the same meaning as in the Plan document.

        (b) With the approval of the Board, the Committee may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any way adversely affect Optionee's rights under this Agreement.

        (c) The Company shall have the authority to deduct or withhold, or require Optionee to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including Optionee's FICA obligation) required by law to be withheld with respect to any exercise of Optionee's rights under this Agreement without Optionee's written consent.

             Optionee may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, with respect to a Nonqualified Stock Option, by having the Company withhold shares of Common Stock having an aggregate Fair Market Value, on the date the tax is to be determined, equal to the amount required to be withheld. All elections shall be irrevocable and in writing, and shall be signed by Optionee in advance of the day that the transaction becomes taxable.

        (d) Optionee agrees to take all steps necessary to comply with all applicable provisions of Federal and state securities law in exercising Optionee's rights under this Agreement.

        (e) The Plan and this Agreement are not intended to qualify for treatment under the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

        (f) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

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        (g)  To the extent not preempted by Federal law, this Agreement shall be governed by, and construed in accordance with the laws of the State of Iowa.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Date of Grant.


                                   MEREDITH CORPORATION


                                   By:    /s/ Thomas L. Slaughter
                                        ---------------------------
                                            Thomas L. Slaughter

                                   Its:  Vice President-General
                                         Counsel and Secretary




       /s/ William T. Kerr
-----------------------------------
Optionee, William T. Kerr
300 Walnut, #2405
Des Moines, IA 50309
Social Security number: ###-##-####

















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